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                                                                    EXHIBIT 23.3

                                BDO International
                          Certified Public Accountants

                            29th Floor Wing On Centre
                           111 Connaught Road Central
                                    Hong Kong
                           Telephone : (852) 2541 5041
                              Fax : (852) 2815 0002


By Fax No. 0062-86-10-8802-6533

Private and Confidential
                                                                October 17, 2002
Mr. Zhao Xiaoxia
Director
Forlink Software Corporation, Inc.
9/F Fang Yuan Mansion
Baishiqiao Road No. 54
Haidian District
100044 Beijing
China

Dear Sirs,

FORLINK SOFTWARE CORPORATION, INC.
INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement of Forlink Software Corporation, Inc. (the "Company") on Form S-8 of our report dated March 20, 2002 relating to the consolidated financial statements of the Company appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 2001.


Yours faithfully,
BDO INTERNATIONAL


/s/ BDO International